Exhibit 4.1

AMENDMENT TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of April 25, 2012, by and among Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), each of the Persons listed on the Schedule of WCP Investors attached hereto, and Norman K. Carter, III and Karen Prince (collectively, the “Executives”).

RECITALS

A. Executives are parties to that certain Stockholders Agreement dated as of November 1, 2011 by and among the Company, the WCP Investors and the Management Investors (the “Agreement”).

B. Executives, the Company and the WCP Investors desire to modify the Agreement pursuant to the terms of this Amendment.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms not defined in this Amendment shall have the meanings given to such terms in the Agreement.

2. Definition of “Unrestricted Shares”. The definition of “Unrestricted Shares” in Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following.

“Unrestricted Shares” means, with respect to any Management Investor, as of the date of any determination, a number of such Management Investor’s Subject Shares determined by multiplying (x) the total number of Subject Shares held by such Management Investor as of the date of this Agreement (as appropriately adjusted for stock splits, stock dividends, stock combinations, recapitalizations and the like) by (y) the result of 100% minus the WCP Liquidity Percentage; provided, that (a) from and after the third anniversary of the date hereof, no fewer than 33% of the Subject Shares held by such Management Investor as of the date of this Agreement shall be Unrestricted Shares, (b) from and after the fourth anniversary of the date hereof, no fewer than 67% of the Subject Shares held by such Management Investor as of the date of this Agreement shall be Unrestricted Shares, and (c) from and after the fifth anniversary of the date hereof, 100% of such Management Investor’s Subject Shares shall be Unrestricted Shares; and provided further, that 50,000 of the Subject Shares held by an Executive shall become Unrestricted Shares on April 25, 2013 and an additional 50,000 of the Subject Shares held by an Executive shall become Unrestricted Shares at the expiration of each 90-day period thereafter (notwithstanding the foregoing, each Executive agrees to Transfer no more than 10,000 of such Subject Shares on any single trading day) .

3. Counterparts. This Amendment may be executed in one or more counterparts by the different parties on separate counterparts and each of which when so executed and delivered shall be an original document but all such counterparts shall together constitute one and the same instrument.

4. Conflict. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and be controlling. As modified in this Amendment, the terms of the Agreement shall continue in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Stockholders Agreement as of the date first written above.

COMPANY:

Acadia Healthcare Company, Inc.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Its:	Vice President and Secretary

EXECUTIVES:

/s/ Norman K. Carter, III
Name:	Norman K. Carter, III

/s/ Karen Prince
Name:	Karen Prince

WCP INVESTORS

WAUD CAPITAL PARTNERS II, L.P.

By:	Waud Capital Partners Management II, L.P.
Its:	General Partner

By:	Waud Capital Partners II, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS QP II, L.P.

By: Waud Capital Partners Management II, L.P.
Its: General Partner

By: Waud Capital Partners II, L.L.C.
Its: General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WCP FIF II (ACADIA), L.P.

By: Waud Capital Partners Management II, L.P.
Its: General Partner

By: Waud Capital Partners II, L.L.C.
Its: General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS III, L.P.

By: Waud Capital Partners Management III, L.P.
Its: General Partner

By: Waud Capital Partners III, L.L.C.
Its: General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS QP III, L.P.

By: Waud Capital Partners Management III, L.P.
Its: General Partner

By: Waud Capital Partners III, L.L.C.
Its: General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WCP FIF III (ACADIA), L.P.

By: Waud Capital Partners Management III, L.P.
Its: General Partner

By: Waud Capital Partners III, L.L.C.
Its: General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL AFFILIATES II, L.L.C.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL AFFILIATES III, L.L.C.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD FAMILY PARTNERS, L.P.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	General Partner

REEVE B. WAUD 2011 FAMILY TRUST

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Trustee